Gates Industrial Provides Improved Financial Outlook

Denver, CO, September 14, 2020
Gates Industrial Corporation plc (NYSE:GTES), a global manufacturer of innovative, highly engineered power transmission and fluid power solutions, today announced an improved financial outlook compared to the outlook provided on August 4, 2020.

"We are seeing broad-based continued improvement across our end markets and regions, which has translated into higher orders and sales within the quarter,” said Ivo Jurek. "We now expect our third quarter 2020 core revenue decline to be in the range of 5% to 7% year-over-year versus the previously communicated decline of 10% to 15%. For the second half of 2020, we anticipate decremental Adjusted EBITDA margins of approximately 30% versus our previous estimate of approximately 35%.”

Upcoming Investor Conferences
The Company will participate in the virtual 2020 RBC Capital Markets Global Industrials Conference on Tuesday, September 15, 2020, with Ivo Jurek, Chief Executive Officer, presenting at 11:20 a.m. Eastern time. To listen to a live webcast of this presentation, please visit the Events & Presentations section of the Gates Investor Relations website at investors.gates.com, and click on the event webcast link. The Company will also participate virtually in Morgan Stanley’s 8th Annual Laguna Conference on September 16, 2020.

About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in 128 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are related to and based on management’s current expectations regarding the performance of the Company’s business and financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause the Company’s results to differ materially from those described in the forward-looking statements. Certain of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the Securities and Exchange Commission (“SEC”), as supplemented by the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2020. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement should circumstances change, except as required by law.

Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties.  These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Source: Gates Industrial Corporation plc
Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com